EXHIBIT 99.2

Press Release	Source: WaterBank of America (USA) Inc.

WaterBank of America (USA) Inc. Announces Exclusive Western European Distribution Agreement for ICEROCKS

Friday June 15, 7:04 am ET

Powerful Distribution Network Allows WaterBank of America to Meet Strong Demand for ICEROCKS in Belgium, the Netherlands, Luxembourg and Germany

MIAMI, FL--(MARKET WIRE)--Jun 15, 2007 -- WaterBank of America (USA) Inc. (OTC BB: WBKAE.OB - News), producers of ICEROCKS, ready to freeze secured spring water ice cubes, today announced an exclusive distribution agreement with Kruytbergh Foodservice B.V., a leading distributor of super-premium beverages for Belgium, the Netherlands, Luxembourg and Germany. The super-premium pre-filled ICEROCKS joins Kruytbergh's already impressive brand portfolio, including Icelandic Glacial premium natural mineral water, and Virgin Energy Shot.

Source: WaterBank of America (USA) Inc.
(click to enlarge)

The agreement comes just one year after ICEROCKS' successful launch in the US and Canada, leading to strong brand presence in a number of prominent retailers. Now, with this exclusive distribution agreement, consumers seeking the highest-quality premium ice cubes will be able to find ICEROCKS in the Benelux and Germany.

"This relationship with Kruytbergh is a significant step in advancing ICEROCKS international growth strategy," says WaterBank of America's President and CEO, Michel P. Pelletier. "ICEROCKS already has received strong acceptance in the US and French markets, and we are very excited about the brand expansion that this relationship brings, giving consumers in the Benelux and Germany access to ICEROCKS. Kruytbergh's professionalism and market expertise is unparalleled. Their knowledge of what consumers want coupled with their network to deliver it to them efficiently fills us with great confidence for success."

Kruytbergh's integrated distribution infrastructure contributed to a quick and successful market penetration of Icelandic Glacial Natural Mineral Water. "We are partnering with ICEROCKS at a time when the prospects for super-premium pre-filled ice cubes are promising," says President Pieter J. Oosthoek. "The bottled water industry is well established in the culture of Europeans and ICEROCKS is a perfect complement."

Kruytbergh will distribute ICEROCKS' full product range, including 4 packs for on-premise accounts and 48 packs for retail customers; with new sizes and packages coming later this year and next year.

About WaterBank of America (USA) Inc.:

WaterBank of America (USA) Inc. specializes in the manufacturing and distribution of its branded ICEROCKS® ice cubes in innovative, secure and convenient packaging, and the accumulation of fresh water assets through investment in spring sources in Canada and the United States. For more information, please visit: www.icerocks.com.

Forward-Looking Statements Disclaimer:

Certain statements contained in this release, including products, as well as statements containing words like "believes," "estimate," "expects," "anticipates," "target," "plans," "will," "could" and other similar expressions, are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: capital market risks, our ability to raise additional capital when needed; market acceptance of our products; our financial and technical resources relative to those of our competitors; government regulation of our products; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional spring sources; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims, risks related to our business and the market for its equity and other risk factors identified from time to time in the company's SEC reports and other filings. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

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Contact:

Contact:
Mr. Michel P. Pelletier
President & CEO
Email: mpp@icerocks.com

WaterBank of America (USA) Inc.
1395 Brickell Avenue, Suite 1020
Miami, Florida, 33131, USA
Telephone: (786) 597-5282
Fax: (786) 513-0858
http://www.waterbankofamerica.com
http://www.icerocks.com

Benelux Sales for ICEROCKS
Distributor: Kruytbergh Foodservice BV

Contact:
Pieter Oosthoek
Patriciuslaan 33D
2071 TK Santpoort-Noord
Tel: +31 (0) 23 531 6103
Fax: +31 (0) 23 534 2411
Mob: +31 (0) 62 224 2588

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Source: WaterBank of America (USA) Inc.